Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 11/15/2013 09:23 AM
Original ID: 2006-000513138
Amendment ID: 2013-001553803

Profit Corporation
Articles of Amendment

1. Corporation name:

KRAIG BIOCRAFT LABORATORIES, INC.

2. Article(s) 9, 10 and 11 is amended as follows:

See Attached

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 04/16/2013
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

OR

Received
NOV - 8 2013
Secretary of State
Wyoming

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The amendments were adopted by at least two thirds of the board of directors with the approval of a majority vote of all shareholders. The amendments were duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

Signature: [signature] **Date:** 11/07/2013 *(mm/dd/yyyy)*

Print Name: Kim Thompson

Title: C.E.O and Chairman

Contact Person: Kim Thompson

Daytime Phone Number: (517) 336-0807 Email: Thompson@KraigLabs.com

Checklist

- [ ] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [ ] Please submit one **originally signed** document and one exact photocopy of the filing.

ATTACHMENT

PROFIT CORPORATION
ARTICLES OF AMENDMENT
Of
KRAIG BIOCRAFT LABORATORIES, INC.

1. Article 9 is added as follows:

   Article 9. Any public notice or notice to the shareholders, including notice of meetings of the shareholders and notices which are permitted or required by law to shareholders, may be made by publication on the Company's website, or by other electronic means, to the extent that such means of publication are allowed by applicable law.

2. Article 10 is added as follows:

   Article 10. Any action permitted to be taken at a shareholders' meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

3. Article 11 is added as follows:

   Article 11. The Board of Directors is expressly authorized at any time, and from time to time, to (x) classify any unissued shares in one or more classes or in one or more series within a class, (y) reclassify any unissued shares of any class into one (1) or more classes or into one (1) or more series within one (1) or more classes, or (z) reclassify any unissued shares of any series of any class into one (1) or more classes or into one (1) or more series within a class; with such voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto.